Exhibit (17)(d)

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Corporate Bonds & Notes — 35.8%
Consumer Discretionary — 1.1%
Automobiles — 0.5%
Daimler Finance NA LLC, Senior Notes	1.184%	3/28/14	$200,000	$193,011	(a)(b)
Honda Motor Co., Ltd., Notes	0.732%	8/28/12	150,000	150,005	(a)(b)

Total Automobiles				343,016

Media — 0.4%
Time Warner Cable Inc., Senior Notes	8.250%	2/14/14	140,000	157,802
Walt Disney Co., Senior Notes	4.700%	12/1/12	160,000	166,035

Total Media				323,837

Multiline Retail — 0.2%
Macy’s Retail Holdings Inc., Senior Notes	5.350%	3/15/12	150,000	151,029

Total Consumer Discretionary				817,882

Consumer Staples — 1.7%
Beverages — 0.6%
Anheuser-Busch InBev Worldwide Inc., Senior Notes	4.125%	1/15/15	180,000	194,069
Diageo Capital PLC	5.200%	1/30/13	210,000	219,912
Dr. Pepper Snapple Group Inc., Senior Notes	2.350%	12/21/12	70,000	70,970

Total Beverages				484,951

Food & Staples Retailing — 0.1%
Kroger Co., Notes	3.900%	10/1/15	80,000	85,997

Food Products — 0.3%
Kraft Foods Inc., Senior Notes	2.625%	5/8/13	220,000	224,758

Tobacco — 0.7%
Altria Group Inc., Senior Notes	8.500%	11/10/13	50,000	56,447
Altria Group Inc., Senior Notes	9.250%	8/6/19	10,000	13,428
Philip Morris International Inc.	4.875%	5/16/13	300,000	316,576
Reynolds American Inc., Senior Notes	7.250%	6/1/13	120,000	128,701

Total Tobacco				515,152

Total Consumer Staples				1,310,858

Energy — 1.7%
Oil, Gas & Consumable Fuels — 1.7%
Anadarko Petroleum Corp., Senior Notes	7.625%	3/15/14	110,000	122,194
BP Capital Markets PLC, Senior Notes	3.125%	3/10/12	40,000	40,183
BP Capital Markets PLC, Senior Notes	5.250%	11/7/13	40,000	42,903
BP Capital Markets PLC, Senior Notes	3.125%	10/1/15	30,000	31,423
El Paso Natural Gas Co., Senior Notes	5.950%	4/15/17	370,000	415,461
Energy Transfer Partners LP, Senior Notes	9.700%	3/15/19	90,000	110,263
Pemex Project Funding Master Trust, Senior Notes	1.127%	12/3/12	320,000	317,760	(a)(b)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments (cont’d)
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Oil, Gas & Consumable Fuels — continued
Petrobras International Finance Co., Senior Notes	3.875%	1/27/16	$130,000	$133,927
Shell International Finance BV, Senior Notes	1.875%	3/25/13	60,000	61,117

Total Energy				1,275,231

Financials — 25.3%
Capital Markets — 3.7%
Credit Suisse AG/Guernsey, Secured Bonds	2.600%	5/27/16	200,000	202,678	(a)
Deutsche Bank AG, Senior Notes	6.000%	9/1/17	300,000	335,037
Goldman Sachs Group Inc., Senior Notes	6.600%	1/15/12	210,000	210,277
Goldman Sachs Group Inc., Senior Notes	5.250%	10/15/13	180,000	183,660
Goldman Sachs Group Inc., Senior Notes	5.375%	3/15/20	60,000	59,221
Kaupthing Bank HF, Senior Notes	5.750%	10/4/11	290,000	71,775	(a)(c)(d)(e)
Kaupthing Bank HF, Senior Notes	7.625%	2/28/15	700,000	173,250	(a)(d)(e)
Lehman Brothers Holdings Capital Trust VII, Medium-Term Notes	5.857%	5/31/12	570,000	57	(b)(e)(f)
Lehman Brothers Holdings Inc., Subordinated Notes	6.500%	7/19/17	200,000	20	(e)
Macquarie Bank Ltd.	2.600%	1/20/12	580,000	580,005	(a)
Merrill Lynch & Co. Inc., Medium-Term Notes	6.150%	4/25/13	450,000	454,216
Morgan Stanley, Senior Notes	2.953%	5/14/13	300,000	288,067	(b)
UBS AG Stamford CT, Senior Notes	3.875%	1/15/15	270,000	269,258

Total Capital Markets				2,827,521

Commercial Banks — 11.6%
Abbey National Treasury Services PLC, Senior Notes	4.000%	4/27/16	200,000	179,431
ANZ National International Ltd., Senior Notes	2.375%	12/21/12	200,000	203,452	(a)
Bank of Montreal, Secured Bonds	2.850%	6/9/15	140,000	145,118	(a)
Bank of Montreal, Senior Secured Bonds	1.300%	10/31/14	410,000	409,296	(a)
Bank of Tokyo-Mitsubishi UFJ Ltd., Senior Notes	2.600%	1/22/13	40,000	40,481	(a)
Bank of Tokyo-Mitsubishi UFJ Ltd., Senior Notes	3.850%	1/22/15	100,000	106,093	(a)
Barclays Bank PLC, Senior Notes	2.500%	1/23/13	160,000	159,318
BBVA US Senior SAU, Senior Notes	3.250%	5/16/14	200,000	189,445
BNP Paribas, Senior Notes	1.291%	1/10/14	100,000	92,226	(b)
BNP Paribas, Senior Secured Bonds	2.200%	11/2/15	280,000	269,239	(a)
BPCE SA, Senior Subordinated Bonds	2.375%	10/4/13	120,000	116,226	(a)
Commonwealth Bank of Australia, Senior Notes	2.900%	9/17/14	530,000	553,550	(a)
Commonwealth Bank of Australia, Senior Notes	3.750%	10/15/14	150,000	154,545	(a)
Compagnie de Financement Foncier, Secured Bonds	2.250%	3/7/14	200,000	196,599	(a)
Credit Agricole Home Loan SFH, Secured Bonds	1.162%	7/21/14	200,000	192,144	(a)(b)
Credit Agricole SA, Senior Notes	3.500%	4/13/15	130,000	119,413	(a)
Credit Agricole SA, Subordinated Notes	8.375%	10/13/19	100,000	75,000	(a)(b)(f)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Banks — continued
Dexia Credit Local NY, Senior Notes	2.000%	3/5/13	$550,000	$528,794	(a)
DnB NOR Boligkreditt, Secured Bonds	2.900%	3/29/16	300,000	304,979	(a)
FIH Erhvervsbank A/S, Senior Notes	2.000%	6/12/13	300,000	304,274	(a)
HSBC Bank PLC, Bonds	1.625%	7/7/14	300,000	296,520	(a)
ING Bank NV, Secured Bonds	2.500%	1/14/16	330,000	324,053	(a)
Landsbanki Islands HF	7.431%	10/19/17	140,000	0	(a)(d)(e)(f)(g)(h)
Landsbanki Islands HF, Senior Notes	6.100%	8/25/11	410,000	14,350	(a)(c)(d)(e)
Landwirtschaftliche Rentenbank	1.875%	9/24/12	250,000	252,079
National Bank of Canada, Secured Bonds	2.200%	10/19/16	250,000	252,070	(a)
Nordea Bank AB, Senior Notes	3.700%	11/13/14	100,000	101,593	(a)
Nordea Eiendomskreditt AS, Mortgage Secured Bonds	1.875%	4/7/14	360,000	360,325	(a)
Royal Bank of Scotland PLC, Senior Notes	4.875%	3/16/15	120,000	114,742
Santander US Debt SA Unipersonal, Senior Notes	3.724%	1/20/15	100,000	90,802	(a)
Societe Generale, Senior Notes	1.441%	4/11/14	200,000	176,225	(a)(b)
Sparebank 1 Boligkreditt AS, Secured Bonds	2.625%	5/27/16	270,000	272,340	(a)
Sumitomo Mitsui Banking Corp., Senior Notes	3.150%	7/22/15	100,000	104,348	(a)
Swedbank AB, Secured Bonds	1.024%	3/28/14	300,000	294,878	(a)(b)
Wachovia Capital Trust III, Junior Subordinated Bonds	5.570%	2/6/12	750,000	628,125	(b)(f)
Wells Fargo & Co., Senior Notes	3.676%	6/15/16	210,000	219,450
Westpac Banking Corp., Senior Bonds	2.250%	11/19/12	350,000	353,479
Westpac Banking Corp., Senior Notes	2.900%	9/10/14	560,000	585,180	(a)

Total Commercial Banks				8,780,182

Consumer Finance — 1.4%
Ally Financial Inc., Senior Notes	7.500%	12/31/13	153,000	157,207
Ally Financial Inc., Subordinated Notes	8.000%	12/31/18	127,000	124,778
FIA Credit Services N.A., Subordinated Notes	7.125%	11/15/12	150,000	152,095
SLM Corp.	0.718%	1/27/14	400,000	361,594	(b)
Toyota Motor Credit Corp., Senior Notes	2.000%	9/15/16	270,000	272,687

Total Consumer Finance				1,068,361

Diversified Financial Services — 6.5%
Bank of America Corp., Senior Notes	4.875%	9/15/12	40,000	40,257
Bank of America Corp., Senior Notes	4.500%	4/1/15	30,000	28,950
Citigroup Inc., Senior Notes	6.000%	12/13/13	110,000	113,823
Citigroup Inc., Senior Notes	5.500%	10/15/14	50,000	51,402
Citigroup Inc., Subordinated Notes	5.000%	9/15/14	510,000	504,751
FDIC Structured Sale Guaranteed Notes	0.000%	10/25/13	250,000	247,083	(a)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments (cont’d)
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Diversified Financial Services — continued
General Electric Capital Corp., Senior Notes	5.875%	2/15/12	$600,000	$603,638
General Electric Capital Corp., Senior Notes	0.511%	4/10/12	750,000	750,131	(b)
General Electric Capital Corp., Subordinated Debentures	6.375%	11/15/67	310,000	305,350	(b)
JPMorgan Chase & Co., Senior Notes	3.150%	7/5/16	260,000	261,217
Kreditanstalt fuer Wiederaufbau, Senior Bonds	3.500%	3/10/14	200,000	211,143
NCUA Guaranteed Notes, Senior Notes	0.296%	6/12/13	240,000	239,779	(b)
Private Export Funding Corp.	3.550%	4/15/13	590,000	613,743
Private Export Funding Corp., Notes	4.950%	11/15/15	240,000	275,688
SSIF Nevada LP, Senior Notes	1.101%	4/14/14	370,000	364,132	(a)(b)
Svensk Exportkredit AB	1.750%	10/20/15	220,000	216,034
Westpac Securities NZ Ltd., Senior Notes	2.500%	5/25/12	130,000	130,795	(a)

Total Diversified Financial Services				4,957,916

Insurance — 2.0%
American International Group Inc., Senior Notes	3.650%	1/15/14	300,000	291,357
Berkshire Hathaway Inc., Senior Notes	2.125%	2/11/13	220,000	223,728
MetLife Inc., Senior Notes	2.375%	2/6/14	230,000	233,209
Metropolitan Life Global Funding I, Notes	2.875%	9/17/12	170,000	172,222	(a)
Prudential Financial Inc., Senior Notes	2.750%	1/14/13	140,000	141,206
Suncorp-Metway Ltd., Senior Notes	1.903%	7/16/12	450,000	453,440	(a)(b)

Total Insurance				1,515,162

Thrifts & Mortgage Finance — 0.1%
Countrywide Financial Corp., Medium-Term Notes	5.800%	6/7/12	10,000	10,021
Santander Holdings USA Inc., Senior Notes	4.625%	4/19/16	50,000	48,016

Total Thrifts & Mortgage Finance				58,037

Total Financials				19,207,179

Health Care — 1.3%
Health Care Equipment & Supplies — 0.4%
Baxter International Inc., Senior Notes	1.800%	3/15/13	130,000	131,544
Medtronic Inc., Senior Notes	3.000%	3/15/15	170,000	179,524

Total Health Care Equipment & Supplies				311,068

Health Care Providers & Services — 0.2%
UnitedHealth Group Inc., Senior Notes	4.875%	2/15/13	110,000	114,545

Life Sciences Tools & Services — 0.4%
Thermo Fisher Scientific Inc., Senior Notes	2.250%	8/15/16	270,000	275,257

Pharmaceuticals — 0.3%
Teva Pharmaceutical Finance III BV, Senior Notes	1.067%	3/21/14	250,000	248,548	(b)

Total Health Care				949,418

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Industrials — 1.0%
Airlines — 0.8%
Continental Airlines Inc., Pass-Through Certificates	6.900%	1/2/18	$256,843	$267,425
Continental Airlines Inc., Pass-Through Certificates	6.545%	8/2/20	168,109	175,035
Continental Airlines Inc., Pass-Through Certificates	6.703%	6/15/21	163,864	166,321

Total Airlines				608,781

Industrial Conglomerates — 0.2%
United Technologies Corp., Senior Notes	5.375%	12/15/17	140,000	165,610

Total Industrials				774,391

Materials — 1.1%
Chemicals — 0.3%
Dow Chemical Co., Notes	5.700%	5/15/18	60,000	66,843
E.I. du Pont de Nemours & Co., Senior Notes	3.250%	1/15/15	170,000	181,295

Total Chemicals				248,138

Metals & Mining — 0.8%
BHP Billiton Finance USA Ltd., Senior Notes	1.125%	11/21/14	260,000	260,610
Rio Tinto Finance USA Ltd., Senior Notes	2.500%	5/20/16	170,000	173,415
Rio Tinto Finance USA Ltd., Senior Notes	2.250%	9/20/16	30,000	30,555
Vale Overseas Ltd., Notes	6.250%	1/23/17	80,000	90,153

Total Metals & Mining				554,733

Total Materials				802,871

Telecommunication Services — 1.7%
Diversified Telecommunication Services — 1.0%
AT&T Inc., Senior Notes	4.850%	2/15/14	250,000	269,467
Telefonica Emisiones SAU	0.763%	2/4/13	400,000	384,616	(b)
Verizon Communications Inc., Senior Notes	8.750%	11/1/18	100,000	135,073

Total Diversified Telecommunication Services				789,156

Wireless Telecommunication Services — 0.7%
America Movil SAB de CV, Notes	2.375%	9/8/16	200,000	199,443
Rogers Wireless Inc., Secured Notes	6.375%	3/1/14	300,000	330,789

Total Wireless Telecommunication Services				530,232

Total Telecommunication Services				1,319,388

Utilities — 0.9%
Electric Utilities — 0.8%
FirstEnergy Solutions Corp., Senior Notes	4.800%	2/15/15	160,000	170,766
Pacific Gas & Electric Co.	4.800%	3/1/14	400,000	429,589

Total Electric Utilities				600,355

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments (cont’d)
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Multi-Utilities — 0.1%
DTE Energy Co., Senior Notes	1.227%	6/3/13	$110,000	$109,887	(b)

Total Utilities				710,242

Total Corporate Bonds & Notes (Cost — $28,715,218)				27,167,460

Asset-Backed Securities — 11.6%
Access Group Inc., 2005-B A2	0.648%	7/25/22	253,626	237,253	(b)
Accredited Mortgage Loan Trust, 2005-3 A2D	0.664%	9/25/35	90,000	82,780	(b)
AESOP Funding II LLC, 2011-2A A	2.370%	11/20/14	230,000	229,648	(a)
Amresco Residential Securities Mortgage Loan Trust, 1997-3 M1A	0.849%	9/25/27	89,154	71,901	(b)
ARI Fleet Lease Trust, 2010-A A	1.728%	8/15/18	59,733	59,732	(a)(b)
Asset-Backed Securities Corp. Home Equity, 2003-HE7 M1	1.253%	12/15/33	141,558	106,320	(b)
Asset-Backed Funding Certificates, 2004-OPT2 M1	1.119%	8/25/33	180,000	131,662	(b)
Bayview Financial Acquisition Trust, 2004-C A1	0.924%	5/28/44	39,250	36,087	(b)
Bear Stearns Asset- Backed Securities Trust, 2003-2 A3	1.044%	3/25/43	119,544	105,994	(b)
Bear Stearns Second Lien Trust, 2007-SV1A A1	0.514%	12/25/36	54,995	52,794	(a)(b)
Brazos Higher Education Authority Inc., 2011-1 A3	1.556%	11/25/33	400,000	373,158	(b)
Citibank Credit Card Issuance Trust, 2009-A5 A5	2.250%	12/23/14	470,000	476,944
Countrywide Home Equity Loan Trust, 2004-O	0.558%	2/15/34	36,863	21,177	(b)
Countrywide Home Equity Loan Trust, 2006-HW 2A1B	0.428%	11/15/36	200,283	142,685	(b)
Ellington Loan Acquisition Trust, 2007-1 A2A1	1.294%	5/26/37	83,192	75,405	(a)(b)
Ford Credit Auto Owner Trust, 2011-A A2	0.620%	7/15/13	103,113	103,109
Ford Credit Auto Owner Trust, 2011-B A2	0.680%	1/15/14	500,000	500,056
GMAC Mortgage Servicer Advance Funding Co., Ltd., 2011-1A A	3.720%	3/15/23	400,000	399,000	(a)
Green Tree, 2008-MH1 A1	7.000%	4/25/38	97,154	98,167	(a)(b)
Hertz Vehicle Financing LLC, 2010-1A A1	2.600%	2/25/15	270,000	273,015	(a)
John Deere Owner Trust, 2011-A A2	0.640%	6/16/14	370,000	369,762
MASTR Specialized Loan Trust, 2006-2	0.554%	2/25/36	194,970	104,472	(a)(b)
MASTR Specialized Loan Trust, 2006-3 A	0.554%	6/25/46	335,779	166,392	(a)(b)
NCUA Guaranteed Notes, 2010-A1 A	0.624%	12/7/20	476,938	478,326	(b)
Nissan Auto Receivables Owner Trust, 2011-A A2	0.650%	12/16/13	200,000	200,417
Nissan Auto Receivables Owner Trust, 2011-A A3	1.180%	2/16/15	200,000	200,877
Nissan Master Owner Trust Receivables, 2010-AA A	1.428%	1/15/15	290,000	292,142	(a)(b)
Penarth Master Issuer, 2011-1A A1	0.935%	5/18/15	200,000	199,339	(a)(b)
Residential Asset Securities Corp., 2003-KS10 AI6	4.540%	12/25/33	94,547	93,949	(b)
SACO I Trust, 2006-3 A3	0.754%	4/25/36	312,319	119,401	(b)
SLM Student Loan Trust, 2003-11 A4	0.736%	6/15/20	48,115	47,951	(b)
SLM Student Loan Trust, 2003-11 A6	0.836%	12/15/25	200,000	186,133	(a)(b)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Asset-Backed Securities — continued
SLM Student Loan Trust, 2004-10 A4A	0.818%	7/27/20	$306,742	$306,538	(a)(b)
SLM Student Loan Trust, 2004-10 A5A	1.168%	4/25/23	300,000	296,909	(a)(b)
SLM Student Loan Trust, 2005-10 A4	0.528%	10/25/19	124,061	123,056	(b)
SLM Student Loan Trust, 2006-5 A5	0.528%	1/25/27	200,000	189,344	(b)
SLM Student Loan Trust, 2006-6 A2	0.498%	10/25/22	400,000	395,275	(b)
SLM Student Loan Trust, 2007-2 A2	0.418%	7/25/17	153,782	152,494	(b)
SLM Student Loan Trust, 2007-4 A3	0.478%	1/25/22	400,000	397,354	(b)
SLM Student Loan Trust, 2007-6 A1	0.588%	4/27/15	9,713	9,712	(b)
SLM Student Loan Trust, 2008-1 A2	0.768%	10/25/16	178,501	177,794	(b)
SLM Student Loan Trust, 2011-B A1	1.128%	12/16/24	183,888	181,558	(a)(b)
Specialty Underwriting & Residential Finance, 2003-BC4 M1	1.194%	11/25/34	194,722	148,260	(b)
Structured Asset Securities Corp., 2004-SC1	8.416%	12/25/29	55,369	53,023	(a)(b)
U.S. Small Business Administration, 2004-2	3.080%	9/25/18	177,191	187,480	(b)
UCFC Home Equity Loan, 1998-D MF1	6.905%	4/15/30	33,160	33,514
Volkswagen Auto Loan Enhanced Trust, 2008-1 A4	1.985%	10/20/14	104,783	105,007	(b)

Total Asset-Backed Securities (Cost — $9,283,688)				8,793,366

Collateralized Mortgage Obligations — 10.0%
American Home Mortgage Investment Trust, 2005-SD1 1A1	0.744%	9/25/35	308,528	155,085	(a)(b)
Banc of America Funding Corp., 2004-B 3A2	2.846%	12/20/34	54,669	31,260	(b)
Banc of America Mortgage Securities, 2003-D	2.872%	5/25/33	50,104	46,180	(b)
Bayview Commercial Asset Trust, 2005-2A A2	0.644%	8/25/35	228,090	172,295	(a)(b)
Bear Stearns ARM Trust, 2004-10 15A1	2.695%	1/25/35	121,580	99,877	(b)
Bear Stearns Commercial Mortgage Securities Inc., 2004-PWR4 A2	5.286%	6/11/41	203,590	211,141	(b)
CBA Commercial Small Balance Commercial Trust, 2005-1A	0.614%	7/25/35	215,981	108,087	(a)(b)
Citigroup Mortgage Loan Trust Inc., 2005-05	2.394%	8/25/35	156,283	75,524	(b)
Countrywide Alternative Loan Trust, 2005-51 2A1	0.585%	11/20/35	208,484	100,466	(b)
Countrywide Asset-Backed Certificates, 2005-IM1 A2	0.574%	11/25/35	78,979	73,393	(b)
Countrywide Home Loans, 2005-R3 AF	0.694%	9/25/35	254,079	208,631	(a)(b)
CS First Boston Mortgage Securities Corp., 2004-AR5 7A2	2.574%	6/25/34	163,838	148,520	(b)
CS First Boston Mortgage Securities Corp., 2004-AR6 1A1	2.575%	10/25/34	86,143	74,931	(b)
FDIC Structured Sale Guaranteed Notes, 2010-S2	0.970%	12/29/45	254,663	252,116	(a)(b)
First Horizon Alternative Mortgage Securities, 2004-AA4 A1	2.238%	10/25/34	156,676	125,690	(b)
Government National Mortgage Association (GNMA), 2010-H02 FA	0.939%	2/20/60	395,508	395,468	(b)
Government National Mortgage Association (GNMA), 2010-H03 FA	0.809%	3/20/60	199,945	198,505	(b)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments (cont’d)
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Government National Mortgage Association (GNMA), 2010-H10 FB	1.259%	5/20/60	$226,849	$229,140	(b)(h)
Government National Mortgage Association (GNMA), 2011-H01 AF	0.695%	11/20/60	395,912	391,557	(b)
Government National Mortgage Association (GNMA), 2011-H07 FA	0.745%	2/20/61	168,061	165,750	(b)
Government National Mortgage Association (GNMA), 2011-H19 FA	0.715%	8/20/61	1,590,784	1,586,807	(b)
GSMPS Mortgage Loan Trust, 2005-RP3 1AF	0.644%	9/25/35	281,536	219,780	(a)(b)
Indymac INDX Mortgage Loan Trust, 2004-AR15	2.640%	2/25/35	131,340	92,707	(b)
LB-UBS Commercial Mortgage Trust, 2002-C2 A4	5.594%	6/15/31	108,478	109,386
Luminent Mortgage Trust, 2006-7 2A2	0.514%	12/25/36	675,989	103,064	(b)
Merrill Lynch Mortgage Investors Inc., 2003-H A3	2.029%	1/25/29	11,612	10,586	(b)
Merrill Lynch Mortgage Investors Trust, 2004-A1 2A1	2.424%	2/25/34	142,846	128,515	(b)
Morgan Stanley Dean Witter Capital I, 2002-IQ3 A4	5.080%	9/15/37	175,145	178,274
NCUA Guaranteed Notes, 2011-R1 1A	0.724%	1/8/20	160,860	161,136	(b)
Prime Mortgage Trust, 2005-2 2A1	7.127%	10/25/32	63,486	62,943	(b)
Residential Asset Mortgage Products Inc., 2004-SL1	7.000%	11/25/31	15,660	15,704
Residential Asset Mortgage Products Inc., 2004-SL2 A4	8.500%	10/25/31	17,300	18,432
Sequoia Mortgage Trust, 2003-2 A2	1.278%	6/20/33	16,489	12,884	(b)
Sequoia Mortgage Trust, 2004-6 A1	1.940%	7/20/34	83,819	65,284	(b)
Structured ARM Loan Trust, 2005-12 3A1	2.503%	6/25/35	254,161	186,031	(b)
Structured Asset Securities Corp., 2003-22A 3A	2.566%	6/25/33	384,345	352,954	(b)
Structured Asset Securities Corp., 2004-NP1 A	0.694%	9/25/33	89,792	77,806	(a)(b)
Structured Asset Securities Corp., 2005-4XS 3A4	4.790%	3/25/35	268,588	266,587
Wachovia Mortgage Loan Trust LLC, 2005-A 1A1	2.741%	8/20/35	101,210	66,466	(b)
WaMu Mortgage Pass-Through Certificates, 2003-AR8 A	2.485%	8/25/33	131,335	123,203	(b)
WaMu Mortgage Pass-Through Certificates, 2005-AR19	0.704%	12/25/45	346,292	224,166	(b)
WaMu Mortgage Pass-Through Certificates, 2007-HY7 1A1	2.631%	7/25/37	237,771	132,123	(b)
Washington Mutual Mortgage Pass-Through Certificates, 2006-AR4 DA	1.188%	6/25/46	338,777	127,296	(b)

Total Collateralized Mortgage Obligations (Cost — $9,493,107)				7,585,750

Mortgage-Backed Securities — 2.6%
FNMA — 1.3%
Federal National Mortgage Association (FNMA)	5.500%	3/1/18-9/1/21	328,947	357,782
Federal National Mortgage Association (FNMA)	2.410%	12/1/34	50,647	52,890	(b)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
FNMA — continued
Federal National Mortgage Association (FNMA)	2.459%	12/1/34	$37,559	$39,582	(b)
Federal National Mortgage Association (FNMA)	1.933%	1/1/35	123,502	130,000	(b)
Federal National Mortgage Association (FNMA)	1.960%	3/1/35	241,644	253,114	(b)
Federal National Mortgage Association (FNMA)	6.000%	1/12/42	100,000	110,109	(i)

Total FNMA				943,477

GNMA — 1.3%
Government National Mortgage Association (GNMA)	6.500%	8/15/34	156,942	181,945
Government National Mortgage Association (GNMA)	7.000%	3/15/36	322,296	376,646
Government National Mortgage Association (GNMA)	1.540%	1/20/60	235,349	237,354	(b)(h)
Government National Mortgage Association (GNMA)	2.297%	8/20/60	183,614	196,026	(b)(h)

Total GNMA				991,971

Total Mortgage-Backed Securities (Cost — $1,899,033)				1,935,448

Sovereign Bonds — 0.4%
Norway — 0.4%
Kommunalbanken AS, Senior Notes (Cost — $298,978)	2.375%	1/19/16	300,000	304,506	(a)

U.S. Government & Agency Obligations — 24.5%
U.S. Government Agencies — 10.6%
Federal Farm Credit Bank (FFCB), Bonds	1.500%	11/16/15	320,000	326,750
Federal Home Loan Bank (FHLB), Bonds	0.400%	8/17/12	1,000,000	1,000,193
Federal Home Loan Bank (FHLB), Bonds	1.625%	6/14/13	1,000,000	1,018,357
Federal Home Loan Bank (FHLB), Bonds	0.700%	8/23/13	400,000	400,146
Federal Home Loan Mortgage Corp. (FHLMC), Notes	1.200%	7/25/14	280,000	280,850
Federal National Mortgage Association (FNMA), Notes	4.750%	2/21/13	500,000	525,156
Federal National Mortgage Association (FNMA), Notes	1.050%	9/9/13	300,000	302,616
Federal National Mortgage Association (FNMA), Notes	0.600%	10/25/13	350,000	350,015
Federal National Mortgage Association (FNMA), Notes	1.625%	8/8/14	500,000	500,537
Federal National Mortgage Association (FNMA), Notes	1.375%	11/15/16	3,300,000	3,329,146

Total U.S. Government Agencies				8,033,766

U.S. Government Obligations — 13.9%
U.S. Treasury Notes	0.750%	3/31/13	100,000	100,695
U.S. Treasury Notes	0.125%	8/31/13	2,300,000	2,295,957
U.S. Treasury Notes	0.250%	9/15/14	5,140,000	5,127,150
U.S. Treasury Notes	1.000%	8/31/16	1,350,000	1,364,766
U.S. Treasury Notes	1.000%	9/30/16	270,000	272,784
U.S. Treasury Notes	1.500%	8/31/18	450,000	456,574
U.S. Treasury Notes	1.750%	10/31/18	770,000	792,499

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Schedule of investments (cont’d)
December 31, 2011

Western Asset Limited Duration Bond Portfolio

Security	Rate	Maturity Date	Face Amount	Value
U.S. Government Obligations — continued
U.S. Treasury Notes	1.375%	11/30/18	$170,000	$170,585

Total U.S. Government Obligations				10,581,010

Total U.S. Government & Agency Obligations (Cost — $18,534,034)				18,614,776

U.S. Treasury Inflation Protected Securities — 1.5%
U.S. Treasury Bonds, Inflation Indexed	3.375%	1/15/12	701,377	701,595
U.S. Treasury Notes, Inflation Indexed	2.000%	4/15/12	446,352	448,305

Total U.S. Treasury Inflation Protected Securities (Cost — $1,151,257)				1,149,900

		Expiration Date	Contracts
Purchased Options — 0.0%
Eurodollar Futures, Call @ $99.38		9/17/12	10	2,625
Eurodollar Mid Curve 1-Year Futures, Call @ $99.50		9/14/12	10	812

Total Purchased Options (Cost — $4,815)				3,437

Total Investments before Short-Term Investments (Cost — $69,380,130)				65,554,643

		Maturity Date	Face Amount
Short-Term Investments — 12.7%
Ceritificates of Deposit (Yankee) — 1.3%
Nordea Bank Finland PLC (Cost — $1,000,000)	0.653%	11/13/12	$1,000,000	994,966	(b)

Commercial Paper — 0.7%
Korea Development Bank (Cost — $499,540)	0.651%	2/21/12	500,000	499,540	(j)

U.S. Government Agencies — 5.3%
Federal Home Loan Bank (FHLB), Discount Notes	0.140%	10/2/12	3,900,000	3,897,340	(j)
Federal Home Loan Mortgage Corp. (FHLMC), Discount Notes	0.120%	1/10/12	120,000	119,997	(j)(k)

Total U.S. Government Agencies (Cost — $4,015,826)				4,017,337

Repurchase Agreements — 5.4%
Deutsche Bank Securities Inc. repurchase agreement dated 12/30/11; Proceeds at maturity — $4,087,018; (Fully collateralized by U.S. government agency obligations, 3.150% due 10/28/20; Market value — $4,168,741) (Cost — $4,087,000)	0.040%	1/3/12	4,087,000	4,087,000

Total Short-Term Investments (Cost — $9,602,366)				9,598,843

Total Investments — 99.1% (Cost — $78,982,496#)				75,153,486

Other Assets in Excess of Liabilities — 0.9%				719,823

Total Net Assets — 100.0%				$75,873,309

(a)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Directors, unless otherwise noted.

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Western Asset Limited Duration Bond Portfolio

(b)	Variable rate security. Interest rate disclosed is as of the most recent information available.
(c)	The maturity principal is currently in default as of December 31, 2011.
(d)	Illiquid security.
(e)	The coupon payment on these securities is currently in default as of December 31, 2011.
(f)	Security has no maturity date. The date shown represents the next call date.
(g)	Value is less than $1.
(h)	Security is valued in good faith in accordance with procedures approved by the Board of Directors (See Note 1).
(i)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).
(j)	Rate shown represents yield-to-maturity.
(k)	All or a portion of this security is held at the broker as collateral for open futures contracts.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:

ARM	— Adjustable Rate Mortgage

Schedule of Written Options

Security	Expiration Date	Strike Price	Contracts	Value
Eurodollar Futures, Call	9/17/12	$99.50	10	$1,125
Eurodollar Mid Curve 1-Year Futures, Call	9/14/12	99.38	10	1,937

		Strike Rate	Notional Par
Interest Rate Swaption with Barclays Capital Inc., Put	8/26/14	2.00%	$19,108,000	51,269

Total Written Options (Premiums Received — $84,086)				$54,331

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Statement of assets and liabilities
December 31, 2011

Assets:
Investments, at value (Cost — $78,982,496)	$75,153,486
Cash	3,148
Receivable for Fund shares sold	451,064
Interest receivable	321,818
Receivable for securities sold	178,200
Swaps, at value (net premiums paid — $1,333)	8,181
Principal paydown receivable	2,504
Prepaid expenses	22,288
Other receivables	679

Total Assets	76,141,368

Liabilities:
Payable for securities purchased	109,328
Written options, at value (premiums received $84,086)	54,331
Distributions payable	30,568
Investment management fee payable	14,250
Payable to broker — variation margin on open futures contracts	7,950
Payable for Fund shares repurchased	504
Payable for open swap contracts	200
Swaps, at value (net premiums received — $81)	33
Accrued expenses	50,895

Total Liabilities	268,059

Total Net Assets	$75,873,309

Net Assets:
Par value (Note 7)	$8,207
Paid-in capital in excess of par value	90,423,939
Overdistributed net investment income	(40,855)
Accumulated net realized loss on investments, futures contracts, written options and swap contracts	(10,657,306)
Net unrealized depreciation on investments, futures contracts, written options and swap contracts	(3,860,676)

Total Net Assets	$75,873,309

Shares Outstanding:
Class IS	3,107,420
Class I	5,099,397
Net Asset Value:
Class IS	$9.24
Class I	$9.25

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Statement of operations
For the Year Ended December 31, 2011

Investment Income:

Interest	$1,485,476

Expenses:
Investment management fee (Note 2)	256,193
Audit and tax	36,758
Transfer agent fees (Note 5)	34,583
Registration fees	26,779
Fund accounting fees	21,682
Shareholder reports (Note 5)	17,518
Legal fees	17,333
Custody fees	4,270
Fees recaptured by investment manager (Note 2)	2,451
Directors’ fees	2,418
Insurance	2,073
Miscellaneous expenses	500

Total Expenses	422,558
Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(109,849)

Net Expenses	312,709

Net Investment Income	1,172,767

Realized and Unrealized Gain (Loss) on Investments, Futures Contracts, Written Options and Swap Contracts (Notes 1, 3 and 4):
Net Realized Gain (Loss) From:
Investment transactions	(827,996)
Futures contracts	(268,151)
Written options	42,691
Swap contracts	(20,503)

Net Realized Loss	(1,073,959)

Change in Net Unrealized Appreciation (Depreciation) From:
Investments	882,236
Futures contracts	(97,106)
Written options	27,004
Swap contracts	21,583

Change in Net Unrealized Appreciation (Depreciation)	833,717

Net Loss on Investments, Futures Contracts, Written Options and Swap Contracts	(240,242)

Increase in Net Assets from Operations	$932,525

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Statements of changes in net assets

For the Years Ended December 31,	2011	2010
Operations:
Net investment income	$1,172,767	$1,473,109
Net realized loss	(1,073,959)	(375,858)
Change in net unrealized appreciation (depreciation)	833,717	3,241,772

Increase in Net Assets From Operations	932,525	4,339,023

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(1,204,555)	(1,496,570)

Decrease in Net Assets From Distributions to Shareholders	(1,204,555)	(1,496,570)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	27,569,469	24,358,139
Reinvestment of distributions	886,239	1,404,438
Cost of shares repurchased	(17,063,730)	(19,936,798)

Increase in Net Assets From Fund Share Transactions	11,391,978	5,825,779

Increase in Net Assets	11,119,948	8,668,232

Net Assets:
Beginning of year	64,753,361	56,085,129

End of year*	$75,873,309	$64,753,361

* Includes overdistributed net investment income of:	$(40,855)	$(59,721)

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Financial highlights

For a share of each class of capital stock outstanding throughout each year ended December 31, unless otherwise noted:

Class IS Shares[1,2]	2011		2010	2009	2008[3]
Net asset value, beginning of year	$9.27		$8.82	$7.87	$8.01

Income (loss) from operations:
Net investment income	0.15		0.23	0.31	0.05
Net realized and unrealized gain (loss)	(0.02)		0.46	0.96	(0.13)

Total income (loss) from operations	0.13		0.69	1.27	(0.08)

Less distributions from:
Net investment income	(0.16)		(0.24)	(0.32)	(0.06)

Total distributions	(0.16)		(0.24)	(0.32)	(0.06)

Net asset value, end of year	$9.24		$9.27	$8.82	$7.87
Total return[4]	1.37%		7.88%	16.42%	(0.96)%

Net assets, end of year (000s)	$28,723		$28,388	$22,037	$13,274

Ratios to average net assets:
Gross expenses	0.57	%†	0.65%	0.65%	0.58%[5]
Net expenses[6]	0.40	[7]†	0.40 [7]	0.40 [7]	0.40 [5,8]
Net investment income	1.64		2.57	3.80	3.70 [5]

Portfolio turnover rate	131%[9]		148%	168%	261%[10]

[1]	In April 2010, Institutional Select Class shares were renamed Class IS shares.
[2]	Per share amounts have been calculated using the average shares method.
[3]	For the period October 29, 2008 (commencement of operations) to December 31, 2008.
[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.
[6]	Reflects fee waivers and/or expense reimbursements.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[8]	The impact of compensating balance arrangements was 0.01%.
[9]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 145% for the year ended December 31, 2011.
[10]	Not annualized.
†	Reflects recapture of expenses waived/reimbursed from prior fiscal years.

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Financial highlights (cont’d)

For a share of each class of capital stock outstanding throughout each year ended December 31, unless otherwise noted:
Clarss I Shares[1,2]	2011	2010	2009	2008[3]	2008[4]	2007[4]
Net asset value, beginning of year	$9.27	$8.82	$7.87	$8.96	$9.88	$9.80

Income (loss) from operations:
Net investment income	0.15	0.23	0.30	0.27	0.50	0.47
Net realized and unrealized gain (loss)	(0.02)	0.45	0.97	(1.08)	(0.94)	0.08

Total income (loss) from operations	0.13	0.68	1.27	(0.81)	(0.44)	0.55

Less distributions from:
Net investment income	(0.15)	(0.23)	(0.32)	(0.28)	(0.43)	(0.47)
Return of capital	—	—	—	—	(0.05)	—

Total distributions	(0.15)	(0.23)	(0.32)	(0.28)	(0.48)	(0.47)

Net asset value, end of year	$9.25	$9.27	$8.82	$7.87	$8.96	$9.88

Total return[5]	1.43%	7.77%	16.38%	(9.23)%	(4.72)%	5.73%

Net assets, end of year (000s)	$47,150	$36,365	$34,048	$65,337	$103,487	$92,400

Ratios to average net assets:
Gross expenses	0.58%	0.69%	0.64%	0.58%[6]	0.50%	0.58%
Net expenses[7,8]	0.45	0.52	0.43	0.46 [6]	0.40	0.40
Net investment income	1.58	2.48	3.70	4.20 [6]	5.20	4.80

Portfolio turnover rate	131%[9]	148%	168%	261%[10]	312%	271%

[1]	In April 2010, Institutional Class shares were renamed Class I shares.
[2]	Per share amounts have been calculated using the average shares method.
[3]	For the period April 1, 2008 through December 31, 2008.
[4]	For the year ended March 31.
[5]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[6]	Annualized.
[7]	Reflects fee waivers and/or expense reimbursements.
[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[9]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 145% for the year ended December 31, 2011.
[10]	Not annualized.

See Notes to Financial Statements.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Limited Duration Bond Portfolio (the “Fund”) is a separate diversified investment series of Western Asset Funds, Inc. (the “Corporation”). The Corporation, a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The Fund offers three classes of shares: Class IS, Class I and Class FI. Shares in the Class FI bear a distribution fee. Class FI shares have not commenced operations. The income and expenses of the Fund are allocated proportionately to each class of shares based on daily net assets, except for Rule 12b-1 distribution fees, which are charged only on the Class FI shares, and transfer agent and shareholder servicing expenses, and certain other expenses, which are determined separately for each class.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The valuations for fixed income securities and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of fair valuation techniques and methodologies. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Directors.

The Fund has adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Fund’s assets and liabilities carried at fair value:

ASSETS

Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)		Total
Long-term investments†:
Corporate bonds & notes	—	$27,167,460	$0	*	$27,167,460
Asset-backed securities	—	8,793,366	—		8,793,366
Collateralized mortgage obligations	—	7,585,750	—		7,585,750
Mortgage-backed securities	—	1,739,422	196,026		1,935,448
Sovereign bonds	—	304,506	—		304,506
U.S. government & agency obligations	—	18,614,776	—		18,614,776
U.S. treasury inflation protected securities	—	1,149,900	—		1,149,900
Purchased options	$3,437	—	—		3,437
Total long-term investments	$3,437	$65,355,180	$196,026		$65,554,643
Short-term investments†	—	9,598,843	—		9,598,843

Total investments	$3,437	$74,954,023	$196,026		$75,153,486

Other financial instruments:
Futures contracts	$11,097	—	—		$11,097
Credit default swaps on corporate issues — buy protection‡	—	$8,181	—		8,181

Total other financial instruments	$11,097	$8,181	—		$19,278

Total	$14,534	$74,962,204	$196,026		$75,172,764

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

LIABILITIES
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Other financial instruments:
Written options	$3,062	$51,269	—	$54,331
Futures contracts	79,414	—	—	79,414
Credit default swaps on corporate issues — buy protection‡	—	33	—	33

Total	$82,476	$51,302	—	$133,778

†	See Schedule of Investments for additional detailed categorizations.
‡	Values include any premiums paid or received with respect to swap contracts.
*	Value is less than $1.

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

Investments in Securities	Corporate Bonds & Notes		Asset- Backed Securities	Collateralized Mortgage Obligations	Mortgage- Backed Securities	Total
Balance as of December 31, 2010	$0	*	$137,144	$817,602	—	$954,746
Accrued premiums/discounts	—		0 *	—	—	0 *
Realized gain (loss)[1]	—		2	0 *	—	2
Change in unrealized appreciation (depreciation)[2]	—		(2)	(1,294)	—	(1,296)
Purchases	—		—	(409,929)	—	(409,929)
Sales	—		(137,144)	(10,911)	—	(148,055)
Transfers into Level 3[3]	—		—	—	$196,026	196,026
Transfers out of Level 3[4]	—		—	(395,468)	—	(395,468)

Balance as of December 31, 2011	$0	*	—	—	$196,026	$196,026

Net change in unrealized appreciation (depreciation) for investments in securities still held at December 31, 2011	—		—	—	—	—

The Fund’s policy is to recognize transfers between levels as of the end of the reporting period.

*	Value is less than $1.
[1]	This amount is included in net realized gain (loss) from investment transactions in the accompanying Statement of Operations.
[2]

This amount is included in the change in net unrealized appreciation (depreciation) in the accompanying Statement of Operations. Change in unrealized appreciation (depreciation) includes net unrealized appreciation (depreciation) resulting from changes in investment values during the reporting period and the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized.

[3]	Transferred in to Level 3 as a result of the unavailability of a quoted price in an active market for an identical investment or the unavailability of other significant observable inputs.
[4]	Transferred out of Level 3 as a result of the availability of a quoted price in an active market for an identical investment or the availability of other significant observable inputs.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund acquires a debt security subject to an obligation of the seller to

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Securities traded on a to-be-announced basis. The Fund may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information, such as the face amount, maturity date and underlying pool of investments in U.S. government agency mortgage pass-through securities, is not announced. Securities purchased on a TBA basis are not settled until they are delivered to the Fund. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(d) Mortgage dollar rolls. The Fund may enter into mortgage dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date.

The Fund executes its mortgage dollar rolls entirely in the TBA market, whereby the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

The risk of entering into mortgage dollar rolls is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the mortgage dollar roll may be restricted pending a determination by the counterparty, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(e) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

option expires, the premium received is recorded as a realized gain. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is recognized as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing an uncovered call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(f) Futures contracts. The Fund uses futures contracts generally to gain exposure to, or hedge against, changes in interest rates or gain exposure to, or hedge against, changes in certain asset classes. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a futures contract, the Fund is required to deposit cash or cash equivalents with a broker in an amount equal to a certain percentage of the contract amount. This is known as the “initial margin” and subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. For certain futures, including foreign denominated futures, variation margin is not settled daily, but is recorded as a net variation margin payable or receivable. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. The daily changes in contract value are recorded as unrealized gains or losses in the Statement of Operations and the Fund recognizes a realized gain or loss when the contract is closed.

Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(g) Inflation-indexed bonds. Inflation-indexed bonds are fixed-income securities whose principal value or interest rate is periodically adjusted according to the rate of inflation. As the index measuring inflation changes, the principal value or interest rate of inflation-indexed bonds will be adjusted accordingly. Inflation adjustments to the principal amount of inflation-indexed bonds are reflected as an increase or

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

decrease to investment income on the Statement of Operations. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

(h) Swaptions. The Fund purchases and writes swaption contracts to manage exposure to an underlying instrument. The Fund may also purchase or write options to manage exposure to fluctuations in interest rates or to enhance yield. Swaption contracts written by the Fund represent an option that gives the purchaser the right, but not the obligation, to enter into a previously agreed upon swap contract at a future date. Swaption contracts purchased by the Fund represent an option that gives the Fund the right, but not the obligation, to enter into a previously agreed upon swap contract at a future date.

When the Fund writes a swaption, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the swaption written. If the swaption expires, the Fund realizes a gain equal to the amount of the premium received.

When the Fund purchases a swaption, an amount equal to the premium paid by the Fund is recorded as an investment on the statement of assets and liabilities, the value of which is marked-to-market daily to reflect the current market value of the swaption purchased. If the swaption expires, the Fund realizes a loss equal to the amount of the premium paid.

Swaptions are marked-to-market daily based upon quotations from market makers. Changes in the value of the swaption are reported as unrealized gains or losses in the Statement of Operations.

(i) Swap agreements. The Fund invests in swaps for the purpose of managing its exposure to interest rate, credit or market risk, or for other purposes, including to increase the Fund’s return. The use of swaps involves risks that are different from those associated with other portfolio transactions.

Swap contracts are marked-to-market daily and changes in value are recorded as unrealized appreciation (depreciation). Gains or losses are realized upon termination of the swap agreement. Collateral, in the form of restricted cash or securities, may be required to be held in segregated accounts with the Fund’s custodian in compliance with the terms of the swap contracts. Securities posted as collateral for swap contracts are identified in the Schedule of Investments and restricted cash, if any, is identified on the Statement of Assets and Liabilities. Risks may exceed amounts recorded in the Statement of Assets and Liabilities. These risks include changes in the returns of the underlying instruments, failure of the counterparties to perform under the contracts’ terms, and the possible lack of liquidity with respect to the swap agreements.

Payments received or made at the beginning of the measurement period are reflected as a premium or deposit, respectively, on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

recognized as realized gain or loss in the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as a realized gain or loss in the Statement of Operations.

The Fund’s maximum exposure in the event of a defined credit event on a credit default swap to sell protection is the notional amount. As of December 31, 2011, the Fund did not hold any credit default swaps to sell protection.

For average notional amounts of swaps held during the year ended December 31, 2011, see Note 4.

Credit default swaps

The Fund enters into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate or sovereign issuers, on a specified obligation, or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide protection against defaults of the issuers (i.e., to reduce risk where the Fund has exposure to an issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of values from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Implied spreads are the theoretical prices a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate or sovereign issues are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, particularly in relation to the notional amount of the contract as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

The Fund’s maximum risk of loss from counterparty risk, as the protection buyer, is the fair value of the contract (this risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty). As the protection seller, the Fund’s maximum risk is the notional amount of the contract. Credit default swaps are considered to have credit risk-related contingent features since they require payment by the protection seller to the protection buyer upon the occurrence of a defined credit event.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

Interest rate swaps

The Fund enters into interest rate swap contracts to manage its exposure to interest rate risk. Interest rate swaps are agreements between two parties to exchange cash flows based on a notional principal amount. The Fund may elect to pay a fixed rate and receive a floating rate, or, receive a fixed rate and pay a floating rate on a notional principal amount. Interest rate swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as an unrealized gain or loss in the Statement of Operations. When a swap contract is terminated early, the Fund records a realized gain or loss equal to the difference between the original cost and the settlement amount of the closing transaction.

The risks of interest rate swaps include changes in market conditions that will affect the value of the contract or changes in the present value of the future cash flow streams and the possible inability of the counterparty to fulfill its obligations under the agreement. The Fund’s maximum risk of loss from counterparty credit risk is the discounted net value of the cash flows to be received from the counterparty over the contract’s remaining life, to the extent that that amount is positive. This risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty.

(j) Counterparty risk and credit-risk-related contingent features of derivative instruments. The Fund may invest in certain securities or engage in other transactions, where the Fund is exposed to counterparty credit risk in addition to broader market risks. The Fund may invest in securities of issuers, which may also be considered counterparties as trading partners in other transactions. This may increase the risk of loss in the event of default or bankruptcy by the counterparty or if the counterparty otherwise fails to meet its contractual obligations. The Fund’s investment manager attempts to mitigate counterparty risk by (i) periodically assessing the creditworthiness of its trading partners, (ii) monitoring and/or limiting the amount of its net exposure to each individual counterparty based on its

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

assessment and (iii) requiring collateral from the counterparty for certain transactions. Market events and changes in overall economic conditions may impact the assessment of such counterparty risk by the investment manager. In addition, declines in the values of underlying collateral received may expose the Fund to increased risk of loss.

The Fund has entered into master agreements with certain of its derivative counterparties that provide for general obligations, representations, agreements, collateral, events of default or termination and credit related contingent features. The credit related contingent features include, but are not limited to, a percentage decrease in the Fund’s net assets or NAV over a specified period of time. If these credit related contingent features were triggered, the derivatives counterparty could terminate the positions and demand payment or require additional collateral.

As of December 31, 2011, the Fund held written options and credit default swaps with credit related contingent features which had a liability position of $54,364. If a contingent feature in the master agreements would have been triggered, the Fund would have been required to pay this amount to its derivatives counterparties.

(k) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(l) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(m) Distributions to shareholders. Distributions from net investment income of the Fund are declared each business day to shareholders of record and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(n) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

(o) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(p) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of December 31, 2011, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(q) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	Overdistributed Net Investment Income	Accumulated Net Realized Loss
(a)	$50,654	$(50,654)

(a)	Reclassifications are primarily due to losses from mortgage backed securities treated as capital losses for tax purposes and book/tax differences in the treatment of swaps

2. Investment management agreement and other transactions with affiliates

The Fund has an investment management agreement with Legg Mason Partners Fund Advisor, LLC (“LMPFA”). Western Asset Management Company (“Western Asset”) is the investment adviser. LMPFA and Western Asset are wholly owned subsidiaries of Legg Mason, Inc (“Legg Mason”).

LMPFA provides the Fund with management and administrative services for which the Fund pays a fee calculated daily and paid monthly, at an annual rate of 0.350% of the Fund’s average daily net assets.

The investment manager has agreed to waive fees and/or reimburse operating expenses (other than interest, taxes, extraordinary expenses and brokerage commissions) so that total operating expenses are not expected to exceed: 0.40% for Class IS shares. Western Asset also agreed to waive their advisory fee (which is paid by LMPFA and not the Fund) under the Fee Cap. With respect to Class I shares, the investment manager has contractually agreed to waive fees and/or reimburse operating expenses at an annual rate of 0.10% of the Fund’s average daily net assets attributable to such class (“Flat Waiver”). These arrangements cannot be terminated prior to April 30, 2012 without the Board’s consent.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

During the year ended December 31, 2011, fees waived and/or expenses reimbursed amounted to $109,849.

With respects to Class IS shares, the investment manager is permitted to recapture amounts previously waived or reimbursed to a class within three years after the day on which the investment manager earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the lower of the limit described above or the limit then in effect.

Pursuant to this arrangement, at December 31, 2011, the Fund had remaining fees waived and/or expense reimbursements subject to recapture by LMPFA and respective dates of expiration as follows:

Class IS
Expires December 31, 2012	$35,529
Expires December 31, 2013	60,984
Expires December 31, 2014	51,463

Fees waived/expense reimbursements subject to recapture	$147,976

For the year ended December 31, 2011, LMPFA recaptured the amount of $2,451 for Class IS shares.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason serves as the distributor of the Fund’s shares.

3. Investments

During the year ended December 31, 2011, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$18,696,069	$72,581,794
Sales	19,367,794	66,011,983

At December 31, 2011, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$914,235
Gross unrealized depreciation	(4,743,245)

Net unrealized depreciation	$(3,829,010)

At December 31, 2011, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Buy:
90-Day Eurodollar	5	3/12	$1,243,454	$1,241,938	$(1,516)
90-Day Eurodollar	6	9/12	1,489,295	1,488,975	(320)
U.S. Treasury 2-Year Notes	124	3/12	27,336,716	27,347,813	11,097

					$9,261

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Sell:
90-Day Eurodollar	5	3/13	$1,236,609	$1,240,625	$(4,016)
90-Day Eurodollar	11	9/13	2,710,739	2,728,275	(17,536)
U.S. Treasury 5-Year Notes	66	3/12	8,101,207	8,135,015	(33,808)
U.S. Treasury 10-Year Notes	19	3/12	2,469,157	2,491,375	(22,218)
					(77,578)

Net unrealized loss on open futures contracts					$(68,317)

During the year ended December 31, 2011, written option transactions for the Fund were as follows:

	Number of Contracts/ Notional Par	Premiums
Written options, outstanding as of December 31, 2010	65	$15,564
Options written	19,108,294	187,664
Options closed	(287)	(104,755)
Options exercised	(22)	(8,697)
Options expired	(30)	(5,690)

Written options, outstanding as of December 31, 2011	19,108,020	$84,086

At December 31, 2011, the Fund held TBA securities with a total cost of $109,328.

At December 31, 2011, the Fund held the following open swap contracts:

CREDIT DEFAULT SWAPS ON CORPORATE ISSUES — BUY PROTECTION[1]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Made By The Fund‡	Market Value	Upfront Premiums Paid (Received)	Unrealized Appreciation
Goldman Sachs Group Inc. (Assured Guaranty Municipal Corp., 0.480% due 11/15/13)	$40,000	3/20/15	5.000% quarterly	$2,315	$251	$2,064
Goldman Sachs Group Inc. (Assured Guaranty Municipal Corp., 0.480% due 11/15/13)	50,000	3/20/20	5.000% quarterly	5,866	1,082	4,784
Goldman Sachs Group Inc. (Assured Guaranty Municipal Corp., 0.480%, due 11/15/13)	30,000	3/20/13	5.000% quarterly	(33)	(81)	48

Total	$120,000			$8,148	$1,252	$6,896

[1]

If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the underlying securities comprising the referenced index.

[2]

The maximum potential amount the Fund could be required to pay as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

‡	Percentage shown is an annual percentage rate.

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Below is a table, grouped by derivative type, that provides information about the fair value and the location of derivatives within the Statement of Assets and Liabilities at December 31, 2011.

ASSET DERIVATIVES[1]
	Interest Rate Risk	Credit Risk	Total
Purchased options[2]	$3,437	—	$3,437
Futures contracts[3]	11,097	—	11,097
Swap contracts[4]	—	$8,181	8,181

Total	$14,534	$8,181	$22,715

LIABILITY DERIVATIVES[1]
	Interest Rate Risk	Credit Risk	Total
Written options	$54,331	—	$54,331
Futures contracts[3]	79,414	—	79,414
Swap contracts[4]	—	$33	33

Total	$133,745	$33	$133,778

[1]

Generally, the balance sheet location for asset derivatives is receivables/net unrealized appreciation (depreciation) and for liability derivatives is payables/net unrealized appreciation (depreciation).

[2]	Market value of purchased options is reported in Investments at value in the Statement of Assets and Liabilities.

[3]

Includes cumulative appreciation (depreciation) of futures contracts as reported in the footnotes. Only variation margin is reported within the receivables and/or payables of the Statement of Assets and Liabilities.

[4]	Values include premiums paid (received) on swap contracts which are shown separately in the Statement of Assets and Liabilities.

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the year ended December 31, 2011. The first table provides additional detail about the amounts and sources of gains (losses) realized on derivatives during the period. The second table provides additional information about the change in unrealized appreciation (depreciation) resulting from the Fund’s derivatives and hedging activities during the period.

AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Credit Risk	Total
Purchased options	$(8,410)	—	$(8,410)
Written options	42,691	—	42,691
Futures contracts	(268,151)	—	(268,151)
Swap contracts	—	$(20,503)	(20,503)

Total	$(233,870)	$(20,503)	$(254,373)

CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Credit Risk	Total
Purchased options	$(1,260)	—	$(1,260)
Written options	27,004	—	27,004
Futures contracts	(97,106)	—	(97,106)
Swap contracts	—	$21,583	21,583

Total	$(71,362)	$21,583	$(49,779)

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statments (cont’d)

During the year ended December 31, 2011, the volume of derivative activity for the Fund was as follows:

Average Market Value
Purchased options	$2,143
Written options	40,240
Futures contracts (to buy)	18,346,381
Futures contracts (to sell)	8,974,941

Average Notional Balance
Credit default swap contracts (to buy protection)	$129,231
Credit default swap contracts (to sell protection)†	51,972

†	At December 31, 2011, there were no open positions held in this derivative.

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service and/or distribution fee with respect to its Class FI shares calculated at the annual rate of 0.25% of the average daily net assets of the class. Service and distribution fees are accrued and paid monthly. As of December 31, 2011, Class FI shares have not commenced operations.

For the year ended December 31, 2011, class specific expenses were as follows:

	Transfer Agent Fees	Shareholder Reports
Class IS	$6,903	$11,948
Class I	27,680	5,570

Total	$34,583	$17,518

For the year ended December 31, 2011, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Class IS	$51,463
Class I	58,386

Total	$109,849

6. Distributions to shareholders by class

	Year Ended December 31, 2011	Year Ended December 31, 2010
Net Investment Income:
Class IS1	$483,101	$644,281
Class I1	721,454	852,289

Total	$1,204,555	$1,496,570

[1]	In April 2010, Institutional Select Class and Institutional Class shares were renamed Class IS and Class I shares, respectively.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

7. Capital shares

At December 31, 2011, the Corporation had 21.15 billion shares of capital stock authorized with a par value of $0.001 per share. Transactions in shares of the Fund were as follows:

	Year Ended December 31, 2011		Year Ended December 31, 2010
	Shares	Amount	Shares	Amount
Class IS1
Shares sold	—	—	648,259	$5,956,066
Shares issued on reinvestment	44,443	$414,122	68,006	621,342
Shares repurchased	(180)	(1,687)	(153,009)	(1,410,743)

Net increase	44,263	$412,435	563,256	$5,166,665

Class I1
Shares sold	2,955,407	$27,569,469	2,009,098	$18,402,073
Shares issued on reinvestment	50,654	472,117	85,767	783,096
Shares repurchased	(1,829,544)	(17,062,043)	(2,033,571)	(18,526,055)

Net increase	1,176,517	$10,979,543	61,294	$659,114

[1]	In April 2010, Institutional Select Class and Institutional Class shares were renamed Class IS and Class I shares, respectively.

8. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date	Class IS	Class I
Daily 1/31/2012	$0.010041	$0.009319

The tax character of distributions paid during the fiscal years ended December 31, was as follows:

	2011	2010
Distributions Paid From:
Ordinary income	$1,204,555	$1,496,570

As of December 31, 2011, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$13,586
Capital loss carryforward*	(10,698,125)
Other book/tax temporary differences(a)	(13,622)
Unrealized appreciation (depreciation)	(3,860,676)

Total accumulated earnings (losses) — net	$(14,558,837)

*	As of December 31, 2011, the Fund had the following net capital loss carryforward remaining:

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Notes to financial statements (cont’d)

Year of Expiration	Amount
No Expiration	$(1,295,532)**
12/31/2013	(234,847)
12/31/2014	(394,050)
12/31/2015	(34,113)
12/31/2016	(5,768,220)
12/31/2017	(2,616,295)
12/31/2018	(355,068)

$(10,698,125)

These amounts will be available to offset any future taxable capital gains.

**	Under the Regulated Investment Company Modernization Act of 2010, the Fund is permitted to carry forward these capital losses for an unlimited period. However, these losses will be required to be utilized prior to the fund’s other capital losses with the expiration dates listed above. Additionally, these capital losses retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law.
(a)

Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles, the realization for tax purposes of unrealized losses on certain futures contracts, differences between book/tax accrual of interest income on securities in default and book/tax differences in the timing of the deductibility of various expenses.

9. Recent accounting pronouncement

In May 2011, the Financial Accounting Standards Board issued Accounting Standard Update No. 2011-04, Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU No. 2011-04”). ASU No. 2011-04 establishes common requirements for measuring fair value and for disclosing information about fair value measurements. ASU No. 2011-04 is effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact the adoption of ASU No. 2011-04 will have on the Fund’s financial statements and related disclosures.

Western Asset Limited Duration Bond Portfolio 2011 Annual Report

Report of independent registered public accounting firm

To the Board of Directors of Western Asset Funds, Inc. and to the Shareholders of Western Asset Limited Duration Bond Portfolio:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Western Asset Limited Duration Bond Portfolio (one of the Portfolios comprising Western Asset Funds, Inc., the “Fund”) at December 31, 2011, the results of its operations, the changes in its net assets, and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2011 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 21, 2012